EXHIBIT 15.1




October 17, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Triton Energy Corporation has included our report dated October 3, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about October 18, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



PRICE WATERHOUSE LLP

Dallas, Texas